As filed with the Securities and Exchange Commission on March 11, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

20-2463898

(I.R.S. Employer Identification No.)

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Alphatec Holdings, Inc. 2005

Employee, Director and Consultant Stock Plan

(Full Title of the Plan)

Ebun S. Garner, Esq.

General Counsel and SVP

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

(Name and Address of Agent for Service)

(760) 431-9286

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.0001 per share	2,506,626 shares	$1.79	$4,486,860.54	$612.01
	1,093,374 shares	$2.03	$2,219,549.22	$302.75
	3,600,000 shares		$6,706,409.76	$914.76

(1)	The number of shares of common stock, par value $0.0001 per share (“Common Stock”), stated above consists of the aggregate number of additional shares not previously registered (i) which may be issued upon the exercise of options which have been granted under the Amended and Restated Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan (the “2005 Plan”) (2,506,626 shares); and (ii) which may hereafter be issued under the 2005 Plan (1,093,374 shares). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h)(1) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be issued upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock to be issued in connection with equity awards that have not yet been granted, the fee is calculated on the basis of the average of the high and low sale prices of the Common Stock as reported on The NASDAQ Global Market as of a date (March 5, 2013) within five business days prior to filing this Registration Statement.
(3)	Calculated pursuant to Section 6(b) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 3,600,000 additional shares of the Registrant’s common stock reserved under the Amended and Restated Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan (the “2005 Plan”) by operation of the 2005 Plan’s “evergreen” provision. This Registration Statement registers additional securities under the 2005 Plan that were previously registered by the Registrant on a registration statement filed on Form S-8 (SEC File No. 333-144293) that remains effective. Except with respect to Item 5 of Part II below, the information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-144293) filed with the Securities and Exchange Commission on July 2, 2007 is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of common stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., (“Mintz Levin”). Mintz Levin and members of that firm, their families and trusts for their benefit own no shares of common stock of the Registrant, although a member of Mintz Levin owns an aggregate of 16.25 common units in HealthpointCapital, LLC, which has an ownership interest in HGP, LLC and HGP II, LLC, which are the general partners of HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P., respectively. HealthpointCapital, LLC and its affiliates hold approximately 31,992,738 shares or 33.08% of the outstanding common stock of the Registrant as disclosed in their most recent Form 4 filings.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

99.1	Amended and Restated Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan, as amended by the First Amendment thereto effective as of January 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on March 11, 2013.

ALPHATEC HOLDINGS, INC.

By:	/s/ LESLIE H. CROSS
Leslie H. Cross
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Alphatec Holdings, Inc. (the “Company”), hereby severally constitute and appoint Leslie H. Cross, Michael O’Neill and Ebun S. Garner, Esq., and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title(s)	Date

/s/ LESLIE H. CROSS Leslie H. Cross	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 11, 2013

/s/ MICHAEL O’NEILL Michael O’Neill	Chief Financial Officer, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 11, 2013

/s/ MORTIMER BERKOWITZ III Mortimer Berkowitz III	Chairman of the Executive Committee of the Board of Directors	March 11, 2013

/s/ ROHIT M. DESAI Rohit M. Desai	Director	March 11, 2013

/s/ JOHN H. FOSTER	Director	March 11, 2013
John H. Foster

/s/ JAMES R. GLYNN	Director	March 11, 2013
James R. Glynn

/s/ LUKE T. FAULSTICK	Director	March 11, 2013
Luke T. Faulstick

/s/ SIRI S. MARSHALL	Director	March 11, 2013
Siri S. Marshall

/s/ R. IAN MOLSON	Director	March 11, 2013
R. Ian Molson

/s/ STEPHEN E. O’NEIL	Director	March 11, 2013
Stephen E. O’Neil

Alphatec Holdings, Inc.

INDEX TO EXHIBITS FILED WITH FORM S-8 REGISTRATION STATEMENT

Exhibit No.	Description of Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

99.1	Amended and Restated Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan, as amended by the First Amendment thereto effective as of January 1, 2008